Exhibit 10.123
SEPARATION AGREEMENT, WAIVER, AND GENERAL RELEASE

This Agreement sets forth the entire agreement and understanding that has been reached relative to the discontinuance of your (Maria R. Morris) employment with MetLife Group, Inc. (“MetLife”). It is fully agreed and understood as follows:
1.You knowingly and voluntarily release the Company (as defined below) from all claims that you might have against the Company. Specifically, as a material inducement to MetLife to enter into this Agreement, you agree for yourself and your relatives, heirs, executors, administrators, successors, and assigns that you hereby fully and forever release and discharge MetLife, its past, present, and future parents, subsidiaries, affiliates, and agents and its part, present, and future directors, officers, employees, agents, representatives, employee benefit plans, and funds, and the fiduciaries thereof, successors, and assigns of each (collectively, “the Company”) from any and all claims, actions, liability, damages, back pay, front pay, attorneys’ fees, costs, and rights of any and every kind or nature that you ever had, now have, or may have, whether known or unknown, against the Company arising out of any act, omission, transaction, or occurrence, up to and including the date you execute this Agreement, including, but not limited to: (i) any claim arising out of or related to your employment by and affiliation with the Company or the discontinuance thereof; (ii) any claim of employment discrimination, harassment, or retaliation under, or any alleged violation of, any federal, state, or local law, rule, regulation, executive order, or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Family and Medical Leave Act of 1993 (“FMLA”); 42 U.S.C. sections 1981-1988; the Equal Pay Act of 1963; the Worker Adjustment and Retraining Notification (WARN) Act of 1988; the Immigration Reform and Control Act of 1986; the Uniformed Services Employment and Reemployment Rights Act of 1994; Executive Order 11,246; Section 503 of the Rehabilitation Act of 1973; the Vietnam Era Veterans’ Readjustment Assistance Act of 1974; the Sarbanes-Oxley Act of 2002; Sections 748(h)(i), 922(h)(i), and 1057 of the Dodd-Frank Wall Street and Consumer Protection Act of 2009; the False Claims Act of 1863; the Age Discrimination in Employment Act of 1967; and the Older Workers Benefit Protection Act of 1990; all as amended; (iii) any alleged violations of any duty or other employment-related obligation or other obligations arising out of contract, tort, libel or slander, defamation, public policy, law or equity, or allegations of wrongful or retaliatory discharge, or of whistleblower retaliation; (iv) any expectation, anticipation, right, or claim to incentive compensation under any Company incentive compensation plan, including, but not limited to, the MetLife Annual Variable Incentive Plan; the Performance Incentive Plan; and, except as otherwise specifically stated in this Agreement, the MetLife, Inc. 2015 Stock and Incentive Compensation Plan; the MetLife, Inc. 2005 Stock and Incentive Compensation Plan; the MetLife, Inc. 2000 Stock Incentive Plan; and the Long Term Performance Compensation Plan; (v) any claim for benefit plan accruals based upon the payments enumerated in this Agreement or compensation, whether classified as back pay, front pay, or any other compensation paid by MetLife or awarded post-termination, including, but not limited to, compensation awarded by a regulatory body, arbitration panel, or court of competent jurisdiction; and, (vi) any claim for any enhancement or differential calculation over and above the benefit vested or otherwise payable to you under the standard terms of the MetLife Options and Choices Plan, the Metropolitan Life Retirement Plan for United States Employees, the MetLife Auxiliary Pension Plan, the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates, the Metropolitan Life Auxiliary Savings and Investment Plan, or any other MetLife benefit plan.
To the extent that you are a director, trustee, or officer of any Company entity or affiliate, or are a member of any committee of any Company entity or affiliate, you hereby resign from such capacity effective immediately and agree to execute any additional, more specific resignation document the Company may request. You acknowledge that, prior to your execution of this Agreement, you have been fully informed that your employment is being discontinued and that any and all claims arising from this discontinuance are included in this release. This Agreement does not affect any rights or benefits that vested or were otherwise payable to you prior to your execution of this Agreement under any employee benefit plans governed by ERISA. Your rights regarding any awards under the MetLife, Inc. 2015 Stock and Incentive Compensation Plan; the MetLife, Inc. 2005 Stock and Incentive Compensation Plan; or the MetLife, Inc. 2000 Stock Incentive Plan will be governed by the terms of any written award agreement into which you entered under the applicable plan. Your rights to any ERISA plan benefits, including deferred compensation benefits, are governed exclusively by the terms of the respective plan documents that

SEPARATION AGREEMENT, WAIVER, AND GENERAL RELEASE

provide those benefits. Any capitalized terms not defined in this Agreement are defined in the Summary Plan Descriptions or official plan documents of the applicable plan.
Nothing in this Agreement shall be deemed a waiver of claims for unemployment compensation benefits, worker’s compensation benefits, claims for breach of this Agreement, claims that arise after you sign this Agreement, and/or any claims or rights that cannot be waived by law.
Nothing in this Section 1 shall prohibit you from making any disclosure to or cooperating with the United States Securities and Exchange Commission (“SEC”) pursuant to Section 21F(b) of the Securities and Exchange Act of 1934, as amended, or receiving an award from the SEC in connection therewith.
2.In consideration for the release set forth in Section 1 of this Agreement and other promises and terms contained in this Agreement, MetLife agrees to pay you $1,785,000.00 less deductions, including, but not limited to, all applicable federal, state, and local tax withholding. This amount will be taxable and reported on the Form W-2 issued for the tax year in which the payment is made. MetLife expects to make this payment on the next available payroll date following the later of your Date of Discontinuance and the Effective Date of this Agreement, but in any event on or before March 15 of the calendar year after the earlier of (i) your Date of Discontinuance; or (ii) the date you were first offered a separation agreement in connection with this discontinuance of your employment, so long as the Effective Date has occurred by that time. If your “separation from service” as defined under U.S. Internal Revenue Code Section 409A is different from your Date of Discontinuance, your “separation from service,” rather than your Date of Discontinuance, will be used to determine the date by which payment will be made.
You acknowledge that any payments, benefit eligibilities, and/or Eligibility Enhancements provided for herein exceed what you would otherwise be entitled to under any policy, plan, and/or procedure or any agreement with the Company, and that they represent full and complete consideration for the release you are giving the Company in this Agreement. Further, neither this Agreement nor any payments, benefit eligibilities, and/or Eligibility Enhancements to be provided pursuant to this Section 2 in any way constitute an admission on the part of the Company as to the violation of any law or any obligation to you.
3.If your employment is not discontinued by September 30, 2017, this Agreement will automatically be null and void.
4.By executing this Agreement, you acknowledge that you have accurately reported to the Company the daily or weekly hours you worked for the Company to the extent you have been asked to do so, that the Company has paid you all the salary and wages it owes you (including any overtime compensation or incentive compensation), that you have been provided with any and all leaves of absences (including those under FMLA or other law) that you have requested and to which you were entitled, and that you have had the opportunity prior to signing this Agreement to raise to the Company any concerns or complaints about these or any other matters regarding your employment and affiliation with the Company and have done so.
5.You agree that: (i) the terms of this Agreement; (ii) any claims that were raised for could have been raised in any action as of the date you execute this Agreement; (iii) the facts underlying those claims; and, (iv) all confidential and/or proprietary matters you worked on during your employment and affiliation with the Company shall not be disclosed to any third parties by you, your agents, attorneys, or representatives, except as provided below:

(a)
Neither this Section 5 nor any other provision of this Agreement prohibit or restrict you or your attorney from providing information or testimony to, otherwise assisting or participating in an investigation or proceeding with or brought by, or filing a charge or complaint with any government agency, law enforcement or organization, legislative body, regulatory organization, or self-regulatory organization (“SRO”), including, but not limited to, the SEC, Financial Industry Regulatory Authority (“FINRA”), Commodity Futures Trading Commission (“CFTC”), Department

SEPARATION AGREEMENT, WAIVER, AND GENERAL RELEASE

of Justice (“DOJ”), Internal Revenue Service (“IRS”), Department of Labor (“DOL”), National Labor Relations Board (“NLRB”), and Equal Employment Opportunity Commission (“EEOC”), or as required by court order or subpoena, or as may be necessary for the prosecution of claims relating to the performance or enforcement of this Agreement, or from providing any other disclosure required by law. However, by executing this Agreement you waive all rights to recover any compensation, damages, or other relief in connection with any such investigation, proceeding, charge, or complaint, except that you do not waive any right you may have to receive a monetary award from the SEC as a whistleblower pursuant to the bounty provision under Section 922(a)-(g) of the Dodd-Frank Wall Street and Consumer Protection Act of 2009, as amended, or directly from any other federal, state, or local agency pursuant to a similar program. The investigations and proceedings referenced in this Section 5(a) include, but are not limited to, those relating to an alleged violation of the Sarbanes-Oxley Act of 2002, as amended; any federal, state, or local law relating to fraud; or any rule or regulation of the SEC, FINRA, CFTC, the New York Stock Exchange, or of any other regulatory organization or SRO.

(b)
You are not prohibited from disclosing this Agreement to your spouse, civil union or domestic partner, attorney, account, or tax or financial advisor, provided that such individuals are advised that they may not disclose this Agreement and have agreed to be bound by the same restrictions against disclosure that apply to you.

(c)	You are not prohibited from providing a prospective employer or broker dealer with information concerning your former job title, salary, job responsibilities, and qualifications.
The Company may disclose this Agreement, including, but not limited to, disclosure to the SEC, when required by court order or subpoena, as otherwise required by law, or otherwise as it determines in its discretion.
6.You agree to cooperate with the Company or its counsel to provide information and/or truthful testimony in connection with any matter in which the Company has an interest. If requested, you agree to meet with a Company representative and/or the Company’s counsel to truthfully provide all knowledge and information you have pertaining to any such matter.
7.You agree that you have delivered to your manager (or other person designated by the Company) all Company property, information, documents, and other materials (including, but not limited to, keys, mobile phones, computer equipment, and identification cards), including all copies or versions, concerning the Company that are in your possession or control (“Company Material”). Company Material does not include documents you received from an authorized representative of the Company regarding your employment or affiliation with the Company (e.g., summary plan descriptions, performance evaluations, benefits statements), any policy or product purchased from the Company, securities of the Company, or materials you are entitled by law to retain. You represent that you have conducted a diligent search for all Company Material prior to executing this Agreement. You represent that after delivering to your manager (or other person designated by the Company) all Company Material, you destroyed all copies or versions of Company Material. You agree that, if you discover or receive any Company Material after signing this Agreement, you will return it to your former Company manager (or other person designated by the Company) or the U.S. Service Delivery Center, 500 Schoolhouse Road, Johnstown, PA 15904 within 48 hours of discovery or receipt. Pursuant to Section 11 below, any Agreement to Protect Corporate Property, Form 16449, and any other agreement containing post-employment obligations that you may have executed that contain similar provisions, remain in full force and effect after the Effective Date.
8.If you are served with a subpoena, court order, or a request by a government agency, law enforcement organization, legislative body, regulatory organization, or SRO, including, but not limited to, the SEC, FINRA, CFTC, DOH, IRS, DOL, NLRB, or EEOC, or a comparable state or local agency, organization, or body, calling for the disclosure of this Agreement or any information concerning the

SEPARATION AGREEMENT, WAIVER, AND GENERAL RELEASE

Company, you agree to give MetLife a copy of such demand for information promptly by mailing it to MetLife’s Law Department located at 200 Park Avenue, New York, NY 10166, Att. Office of the General Counsel, unless prohibited by law. However, you do not need prior authorization of the Company to make such a disclosure.
9.If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect and shall not impair the enforceability of any other provision of this Agreement, except that if Section 1 is held to be illegal, void, or unenforceable, whether in whole or in part, this Agreement shall be voidable by MetLife.
10.You acknowledge that MetLife has advised you in writing that you have twenty-one (21) days in which to review this Agreement and fully consider its terms and that you should consult with legal counsel prior to signing this Agreement. You fully understand the significance of all of the terms and conditions of this Agreement. You are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein. You may accept this Agreement by fully executing it and returning it to MetLife in accordance with the return instructions provided with this Agreement by no later than 5:00 p.m. on the twenty-first (21st) day after the date you received this Agreement. After you have executed this Agreement, you will have seven (7) days to revoke this Agreement, which you may do in writing either by e-mail to HRSC_MPTA@metlife.com or by fax to (908) 552-2441 by 5:00 p.m. on the last day of that 7-day period. This Agreement will become final on the eighth (8th) day following your execution of this Agreement (the “Effective Date”), provided you have not revoked it. In the event that you do not accept this Agreement as set forth above, or in the event that you revoke this Agreement prior to its Effective Date, this Agreement, including, but not limited to, the obligation of MetLife to make any payments and/or provide any benefit eligibilities and/or Eligibility Enhancements pursuant to Section 2 (only if applicable), shall automatically be null and void.
11.You affirm that this Agreement has been executed voluntarily by you, and may not be changed except in a writing that specifically references this Agreement and that is signed by you and an officer of MetLife. This Agreement constitutes the full understanding between us, although in the event of any inconsistency between the terms of this Agreement and the official plan document or Summary Plan Description of the MetLife Plan for Transition Assistance for Grades 14 and Above, the terms of the official plan document or Summary Plan Description shall govern, provided, however, that each of: (i) any Agreement to Protect Corporate Property, Form 16449, and any other agreement containing post-employment obligations that you may have executed; and, (ii) any written award agreement under the MetLife, Inc. 2015 Stock and Incentive Compensation Plan; the MetLife, Inc. 2005 Stock and Incentive Compensation Plan; and/or the MetLife, Inc. 2000 Stock Incentive Plan into which you entered during your employment or affiliation with the Company remain in full force and effect. You affirm that no other promises, representations, or agreements of any kind have been made to you by any person or entity whatsoever to cause you to sign this Agreement, and that you fully understand the meaning and intent of this Agreement.
12.Except for providing information or testimony to, otherwise assisting or participating in an investigation or proceeding with or brought by, or filing a charge or complaint with any government agency, law enforcement organization, legislative body, regulatory organization, or SRO including, but not limited to, the SEC, FINRA, CFTC, DOJ, IRS, DOL, NLRB, and EEOC, or as required by subpoena or court order, or as may be necessary for the prosecution of claims relating to the performance or enforcement of this Agreement, or as otherwise required by law, you agree not to make any negative or disparaging comments about the Company.
13.New York state law governs the interpretation of this Agreement and applies to claims for breach of it regardless of conflict of laws principles, unless prohibited by law. Any dispute arising under or in connection with this Agreement or related to any matter that is the subject of this Agreement shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in New York, NY, unless prohibited by law.

SEPARATION AGREEMENT, WAIVER, AND GENERAL RELEASE

14.You acknowledge and agree that the release of liability in this Agreement includes, but is not limited to, a release of liability for any rights or claims arising under the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act (also known as the whistleblower law), the New Jersey Equal Pay Law, the New Jersey Family Leave Act, the New Jersey Wage Payment Law, and the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act.

/s/ Maria R. Morris	9/26/17
Associate’s Signature	Date

Maria R. Morris
Associate’s Printed Name

STATE OF	New Jersey	)
COUNTY OF	Morris	)

On this 26th day of September, 2017, before me personally came Maria R. Morris, to me known and known to me to be the person described in and who executed this Separation Agreement, Waiver, and General Release, and (s)he duly acknowledged to me that (s)he executed the same.

/s/ Carol C. Cucelli
Notary Public
Notary Public Commission Expiration Date: June 16, 2020

By:	/s/ Alana Simmons
OCT 04 2017
ALANA SIMMONS / CSR
Name & Title